UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

(Date of report) February 18, 2026

(Date of earliest event reported) February 18, 2026

ONE Gas, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 East Fifth Street

Tulsa, OK 74103

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (918) 947-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange
(indicate by check mark)
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2026, ONE Gas, Inc. (the “Company”) announced that effective March 1, 2026, Curtis L. Dinan, 58, the Company’s senior vice president and chief operating officer, will be promoted to the position of president and chief operating officer and Robert S. McAnnally, 62, the Company’s president and chief executive officer will continue in the role of chief executive officer.

Mr. Dinan has served as the Company’s senior vice president and chief operating officer since June 2021. He served as the Company’s senior vice president and chief commercial officer from July 2020 to June 2021, as senior vice president, commercial from February 2019 to July 2020, and as senior vice president and chief financial officer from January 2014 to February 2019.

There were no material changes to the terms of Mr. McAnnally’s employment in connection with the title change described above or to Mr. McAnnally’s compensation. In connection with his promotion, effective March 1, 2026, Mr. Dinan’s base salary will be increased to $600,000 and he will receive a short-term incentive award under the Company’s short-term incentive program with a target opportunity of 75% of his base salary. The grant date value of Mr. Dinan’s 2026 long-term equity incentive award will be $1,000,000 (comprised of 60% performance stock units and 40% restricted stock units). Messrs. McAnnally and Dinan each remain eligible to participate in the benefit plans described under the “Executive Compensation Discussion and Analysis” on pages 39 through 52 of the Company’s Proxy Statement relating to its 2025 Annual Meeting of Shareholders, as filed with the United States Securities and Exchange Commission on April 2, 2025 (and such descriptions are incorporated herein by this reference).

There are no arrangements or understandings between Mr. Dinan any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Dinan and any director or executive officer of the Company. Mr. Dinan has no direct or indirect interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On February 18, 2026, ONE Gas, Inc. (the “Company”) announced that effective March 1, 2026, Curtis L. Dinan, 58, the Company’s senior vice president and chief operating officer, will be promoted to the position of president and chief operating officer and Robert S. McAnnally, 62, the Company’s president and chief executive officer will continue in the role of chief executive officer. A copy of the news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	News release issued by ONE Gas, Inc. dated February 18, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE Gas, Inc.

	By:	/s/ Brian K. Shore
Date: February 18, 2026		Brian K. Shore
Vice President, Associate General Counsel and Secretary